EXHIBIT 10.1

REDACTED VERSION

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

dated as of September 3, 2014,

between

SOLIGENIX, INC.

as Buyer

and

HY BIOPHARMA, INC.

as Seller

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.	Representations of Buyer		16

	4.1.	Due Incorporation and Good Standing	16
	4.2.	Authorization; Enforcement; Validity	17
	4.3.	No Violation or Approval	17
	4.4.	Issuance of Securities	17
	4.5.	Certain Registration Matters	17
	4.6.	Brokers, Finders, etc.	17
	4.7.	Buyer SEC Documents; Financial Statements	18
	4.8.	Disclosure	18

5.	Compliance With Securities Laws		19

	5.1.	Restriction on Transfer	19
	5.2.	Restrictive Legend	19

6.	Conditions Precedent to the Obligations of Buyer		19

	6.1.	Representations and Warranties	19
	6.2.	Bill of Sale, Assignment and Assumption Agreement	20
	6.3.	Registration Rights Agreement	20
	6.4.	Patents	20
	6.5.	No Injunction	20
	6.6.	Performance	20
	6.7.	Letters to Regulatory Authorities	20
	6.8.	Letters to Third Party Vendors	20
	6.9.	Releases of Encumbrances	20
	6.10.	General	20

7.	Conditions Precedent to Obligations of Seller		21

	7.1.	Representations and Warranties	21
	7.2.	Payment Acknowledgment, Assignment and Assumption Agreements	21
	7.3.	Registration Rights Agreement	21
	7.4.	No Injunction	21
	7.5.	Performance	21
	7.6.	Letters to Regulatory Authorities	21

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.	Covenants of the Parties		21

	8.1.	Access to Premises, Information, and Contracting Parties	21
	8.2.	Preservation of Purchased Assets Prior to Transfer of Purchased Assets	22
	8.3.	Confidential Information	22
	8.4.	No Public Announcement	22
	8.5.	Satisfaction of Excluded Liabilities and Assumed Liabilities	23
	8.6.	Survival of Representations and Warranties	22
	8.7.	Tax Reporting	23
	8.8.	Liquidation	23

9.	Limitations on Liability		23

	9.1.	Definitions	23
	9.2.	Limitation	24

10.	Miscellaneous		24

	10.1.	Notices	24
	10.2.	Risk of Loss	25
	10.3.	Entire Agreement	25
	10.4.	Assignment	25
	10.5.	Governing Law	25
	10.6.	No Third Party Beneficiaries	25
	10.7.	No Liability of Officers and Directors	25
	10.8.	Counterparts	25
	10.9.	Headings	25

List of Schedules

Schedule 1.1.2	Patents
Schedule 1.1.7	Preclinical Testing, Studies and Clinical Trials
Schedule 1.1.12	Assigned Contracts
Schedule 1.1.13	Inventory
Schedule 1.1.14	Vendors
Schedule 3	Exceptions to Representations and Warranties
Schedule 3.8.1	Contracts Relating to Purchased Assets
Schedule 3.17	Insurance

List of Exhibits

Exhibit 6.2(a)	Bill of Sale
Exhibit 6.2(b)	Assumption and Assignment Agreement
Exhibit 6.3	Registration Rights Agreement
Exhibit 6.4	Assignment of Patents
Exhibit 6.7	Sample Letter to Regulatory Authorities

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of September 3, 2014, between Soligenix, Inc., a Delaware corporation (“Soligenix”) (the “Buyer”), and Hy BioPharma, Inc., a Delaware corporation (the “Seller”).

RECITALS

A.            The Seller is the owner or licensee of intellectual property and rights to develop and commercialize a certain synthetic hypericin product candidate (the “Product”);

B.            The Buyer desires to purchase from the Seller certain assets of the Seller related to the Product and the Purchased Assets (set forth in Section 1.1 hereof) free and clear of liens, claims, and encumbrances and to assume only certain specified liabilities of Seller related thereto, all on the terms and subject to the conditions set forth in this Agreement;

C.            The Buyer and the Seller have entered into that certain Exclusive Option to Purchase Assets dated as of April 1, 2014 (the “Option Agreement”).

D.            The parties desire that the consummation of the transactions contemplated by this Agreement qualify as to the Seller and its shareholders as a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of these premises, the respective covenants of the Buyer and the Seller set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Purchase and Sale of the Purchased Assets.

1.1.         Assets Being Sold to Buyer. Subject to the terms and conditions of this Agreement, the Seller shall sell and assign to the Buyer, and the Buyer shall purchase from Seller at the Closing (as hereinafter defined), all of Seller’s rights, title and interests in, to and under the following assets (collectively, the “Purchased Assets”) as the same exist on the date hereof and on the Closing Date (as hereafter defined):

1.1.1.         The Product;

1.1.2.         All United States and foreign patents, patent applications, and all continuations, continuations in part, divisionals, renewals, reissues, or reexaminations thereof listed on Schedule 1.1.2 or any related applications thereto related to the Product (the “Patents”);

1.1.3.         All registered and unregistered copyrights, computer programs, and computer software related to the Product;

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.4.         All know-how, trade secrets, formulae, processes, manufacturing know how, related to the Product;

1.1.5.         All filings, registrations, reports, correspondence and other documents related to the Product, including, without limitation, all filings with any governmental authorities or quasi-governmental agencies (including the United States Food and Drug Administration (“FDA”), the National Institutes of Health, Biomedical Advanced Research and Development Authority or any other similar governmental or quasi-governmental agency (collectively, with the FDA, “Regulatory Authorities”)) for the purpose of obtaining consent to conduct clinical trials for a product or approval or funding from such Regulatory Authorities to commence development, making, using, or selling the Product, including without limitation any investigational new drug applications, new drug applications, orphan drug designations and exclusive rights to reference all filings, registrations, and correspondence with any such Regulatory Authorities, including those listed on Schedule;

1.1.6.         All correspondence and communications with the FDA or any other Regulatory Authorities in the Seller’s possession or control related to the Product;

1.1.7.         All preclinical testing, studies and clinical trials of the Product, including, but not limited to the studies listed on Schedule 1.1.7, and all files, documents, data, study reports, audit reports, and other information in the Seller’s possession or control related thereto;

1.1.8.         Copies of all correspondence, files, file history, including all filings, in the Seller’s possession or control between the Seller or its patent counsel and patent offices, including the U.S. Patent and Trademark Office, related to the Patents;

1.1.9.         All data, reports, protocols, standard operating procedures, methods, models, screens, assays, pre-clinical and clinical trial data, data created with a view to producing registrations, chemical, pharmacological, toxicological, clinical, analytical, quality control, and safety data in the Seller’s possession or control related to the Product;

1.1.10.       All (a) compounds, compositions of matter, assays, and materials related to the Product; and (b) other documents, files, diagrams, specifications, designs, schematics, reports, records, laboratory notebooks, raw data, manufacturing and other materials, packaging, commercial or other market information, chain of ownership, prototypes, test devices, models, or simulations in the Seller’s possession or control related to the Product;

1.1.11.       All correspondence in the Seller’s possession or control related to the Product with any party involved in the chain of ownership of the Product and all other records related to the Product;

1.1.12.       Subject to the receipt of applicable consents from third parties, all rights of the Seller under any license, contract, or agreement related to the Product listed on Schedule 1.1.12 hereto and under other contracts related to the Product that the Buyer shall elect to assume by notice to Seller in writing (collectively, the “Assigned Contracts”);

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.13.       Any and all (a) good and usable inventory of the Seller (whether raw materials, work-in-process, or finished goods) related to the Products, which is listed in Schedule 1.1.13, and (b) material deemed as unusable and related to the Products and which are maintained for historical or other purposes, which is listed Schedule 1.1.13; together with related packaging materials, product samples, and all rights to acquire such inventory in the possession or control of third parties; and

1.1.14.       The names and contact information for any and all third party vendors, consultants, or contract manufacturers that have provided or are providing services, directly or indirectly, to the Seller with respect to the Purchased Assets, as listed on Schedule 1.1.14.

1.2.         Excluded Assets. The Purchased Assets shall not include any other assets of the Seller, including, but not limited to, the following (collectively, the “Excluded Assets”):

1.2.1.         Any cash, cash equivalents, and securities on hand as of the Closing, wherever located, including, without limitation, in accounts, lock boxes, and other similar accounts (whether maintained at a bank, savings and loan, or other financial institution);

1.2.2.         Any income tax refunds or other tax refunds;

1.2.3.         Any claims or causes of action;

1.2.4.         Any contracts not explicitly assumed by the Buyer pursuant to Section 1.1.12;

1.2.5.         Any accounts receivable (including accounts receivable related to the Product), intercompany claims, general intangibles, prepaid expenses, deposits, and other current assets of the Seller;

1.2.6.         Any insurance policies and related claims and all proceeds of insurance policies or related claims;

1.2.7.         Any fixtures, furniture, and equipment, including office equipment, telephone systems and computers, leasehold improvements, office supplies, and personal property not related to the Product, and other physical assets of Seller not related to the Product;

1.2.8.         Any claims of liability with respect to any clinical trials conducted with the Product prior to the date hereof, including without limitation any product liability claims and/or any claims for death, injury or damages to properties; and

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.2.9         Any records and communications relating to the negotiation and consummation of the transactions contemplated by this Agreement, including (i) communications with third parties and analyses relating to such transactions and (ii) communications with legal counsel representing Seller and the right to assert the attorney-client privilege with respect thereto.

1.3.         Assumption of Certain Liabilities. At the Closing, the Buyer shall assume only the following liabilities of Seller relating to the Purchased Assets (“Assumed Liabilities”):

1.3.1.         all payment or performance obligations and related liabilities that arise after the Closing under the Assigned Contracts; and

1.3.2.        all ongoing obligations to Regulatory Authorities with respect to the Product after the Closing Date.

1.4.         Excluded Liabilities. Except as specifically described in Section 1.3, the Buyer shall not assume any claim, liability or obligation of the Seller whatsoever, actual or contingent, known or unknown, direct or indirect (including without limitation under any third party beneficiary claim) whether or not any such liability or obligation pertains to the Purchased Assets (“Excluded Liabilities”), including without limitation:

1.4.1.          liability for making payments of any kind to employees or contractors of the Seller or its affiliates (including, as a result of the transactions contemplated hereby, as a result of the termination of employment or contract by the Seller or its affiliates of employees or contractors);

1.4.2.         any liabilities resulting from or arising out of any violation of any environmental requirements by the Seller or its affiliates relating to the use, disposal or generation of hazardous materials by the Seller or its affiliates or the existence of any hazardous materials in the Purchased Assets or the properties or migration of such hazardous materials therefrom;

1.4.3.         liability for any violation or breach of any federal, state, or local laws, regulations, orders or decision;

1.4.4.         liability for other accrued or deferred and unpaid taxes, including, but not limited to, income, sales, real estate and personal property taxes and any interest and penalties with respect thereto;

1.4.5.          liability for payroll taxes for employees of the Seller or its affiliates;

1.4.6.          liability for making payments of any kind as a result of the termination of any agency relationship with any of the Seller or its affiliates;

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.4.7.          liability for pensions or other benefits to employees of the Seller or its affiliates;

1.4.8.          all liability arising from any inventories purchased hereunder, including, without limitation, for products or labeling or branding materials included as part of, or produced from such inventories;

1.4.9.          liability for payment of accounts payable or other liabilities incurred by the Seller;

1.4.10.       liability or obligation, whether for the payment of royalties, milestone payments, fees, indemnities or other liabilities or obligations, under any contract or agreement of the Seller;

1.4.11.       any claim, liability or obligation to the Seller’s shareholders; or

1.4.12.       any claim, liability or obligation with respect to any clinical trials conducted with the Product prior to the date hereof, including without limitation any product liability claims and/or any claims for death, injury or damages to properties.

In addition to the foregoing, except as set forth in Section 1.5, in no event shall the Buyer assume or incur any liability or obligation in respect of any federal, state or local income or other tax liability of the Seller payable with respect to the Purchased Assets, or the properties or operations of the Seller for any period through the Closing Date or incident to or arising as a consequence of the negotiation or consummation by the Seller of this Agreement and the transactions contemplated by this Agreement.

1.5.          Purchase Price. The purchase price to be paid by the Buyer to the Seller for the Purchased Assets (collectively, the “Purchase Price”) shall be in the amounts and paid as follows:

1.5.1.         a one-time payment of $[*****] ($[*****] of which shall be paid in shares of common stock, par value $0.001 per share (“Common Stock”), of the Company calculated using the “Ten Day Average Price” (as defined in this Section 1.5) immediately prior to the Closing Date, as reported by OTC Markets Group Inc., and $[*****] of which shall be paid in cash, by wire transfer of immediately available funds to an account specified by the Seller); (collectively, the “Initial Payment”);

1.5.2.         if the Phase III clinical trial of the Product is successful in demonstrating efficacy and safety in the Cutaneous T cell Lymphomas (“CTCL”) patient population, which includes but is not limited to achieving statistical significance in its primary endpoint consistent with the FDA agreed to protocol and statistical analysis plan, a one-time payment of $[*****], paid in shares of Common Stock, calculated using the Ten Day Average Price immediately prior to the earlier of (a) the date that the Phase III clinical trial of the Product is determined to be successful in the treatment of CTCL, as reported by OTC Markets Group Inc. and (b) the earliest public announcement by the Buyer of such determination or the likelihood of receiving such determination; and

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.5.3.         if the Product is approved for the treatment of CTCL by either the FDA or the European Medicines Agency (“EMA”), a one-time payment of $[*****], paid in shares of Common Stock, calculated using the Ten Day Average Price immediately prior to the earlier of (a) receipt of official notification of FDA or EMA approval or (b) the earliest public announcement by the Buyer of such approval or the likelihood of receiving such approval.

1.5.4.         Seller shall have the right to assign its right to receive shares of Common Stock under this Section 1.5 to no more than 35 of its stockholders, officers, directors, or creditors.

In the event that the issuance of shares of Common Stock required by Sections 1.5.1, 1.5.2 and 1.5.3 would result in the aggregate issuance of more than 20% of the outstanding shares of Common Stock under this Section 1.5, after giving effect to all such issuances, the number of shares issuable pursuant to Sections 1.5.1, 1.5.2 and 1.5.3 shall be reduced so that the aggregate number of shares issued pursuant to this Section 1.5 shall be one share less than 20% of the outstanding shares of Common Stock, after giving effect to all shares of Common Stock issued under Sections 1.5.1, 1.5.2 and 1.5.3.

The Buyer shall use commercially reasonable diligence including, but not limited to, the expenditure of reasonable funds, to pursue the commercialization of drugs (including for treatment of CTCL) using the Purchased Assets. For the purposes of this Agreement, “commercially reasonable diligence” shall mean those efforts expended by the Buyer on its own priority projects.

Additionally, the Buyer will be responsible for all shipping and handling costs, fees, taxes or duties associated with the delivery of the Purchased Assets, up to a maximum of Ten Thousand Dollars ($10,000). For the purpose of this Agreement, the “Ten Day Average Price” shall mean the average closing price of the Common Stock for the ten days on which the market or exchange on which the Common Stock is listed or quoted for trading is open for trading immediately preceding a particular date.

The Seller hereby covenants and agrees that the Seller will not, by any voluntary action, avoid or seek to avoid the observance or performance of its obligations under this Section 1.5, and will at all times in good faith carry out all the provisions of this Section 1.5. Without limiting the general nature of the foregoing, in the event of a Fundamental Transaction (as defined below), the Buyer shall provide in such Fundamental Transaction that, in lieu of issuing the shares of Common Stock that may become issuable pursuant to this Section 1.5, the Seller’s right to shares of Common Stock be satisfied by any successor to the Buyer or affiliate of such successor in the Fundamental Transaction either (a) as a payment in cash equal to the value of such shares of Common Stock (without interest or earnings), based on the amount payable to the Buyer’s stockholders in connection with the Fundamental Transaction under any agreement pursuant to which the transactions constituting the Fundamental Transaction are effected, and/or (b) in shares of the capital stock of any successor to the Buyer or affiliate of such successor, or other consideration (as applicable, the “Substitute Consideration”), so long as such Substitute Consideration has, in the good faith judgment of the Board of Directors of the Buyer a value and liquidity equal to or greater than the value of such shares of Common Stock that may otherwise become issuable pursuant to this Section 1.5. As used herein, the term “Fundamental Transaction” means the occurrence of a merger, consolidation, share exchange, tender offer, exchange offer or other form of reorganization or business combination in which the Buyer is not the surviving corporation or in which the shares of Common Stock are deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Buyer hereby represents that, as of the Closing Date, no future Fundamental Transaction is contemplated, it has no current plan or intention to effect a Fundamental Transaction and it has not had any discussions or negotiations to effect a Fundamental Transaction in the future.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.6.          Further Assurances. Each of the parties hereto, before, at, and after the Closing, upon the reasonable request from time to time of the other party hereto and without further consideration, will do each and every reasonable act and thing as may be necessary or reasonably desirable to consummate the transactions contemplated hereby and to effect an orderly transfer to the Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities, including without limitation: executing, acknowledging, and delivering assurances, assignments, powers of attorney, and other documents and instruments; furnishing information and copies of documents, books, and records; filing reports, returns, applications, filings, and other documents and instruments provided by Buyer with governmental authorities; in the case of Seller, transferring to the Buyer patents, patent applications and the like held by the Seller that relate to the Patents; turning over to the Buyer all mail and communications in the Seller’s possession or control related to the Purchased Assets; and cooperating with the other party hereto (at such other party’s expense) in exercising any right or pursuing any claim, whether by litigation or otherwise, other than rights and claims running against the party from whom or which such cooperation is requested. If either party shall receive any payment that pursuant to this Agreement is the property of the other party, then the party receiving such payment shall promptly turn such payment over to the other party and until such time shall hold it in trust for the other party. The Buyer shall pay any applicable assignment, recordal fees, or other fees payable for the recordal of the assignment of any Patents or any other Purchased Assets or for the filing of any other reports, returns, applications and other documents requested by Buyer.

1.7.           Consent of Third Parties. On the Closing Date, Seller shall assign to Buyer, and Buyer will assume, the Assigned Contracts, in each case, to the extent permitted by, and in accordance with, applicable law. Notwithstanding anything to the contrary contained in this Agreement, if the assignment or assumption of all or any portion of any rights or obligations under any Assigned Contract shall require the consent of any other party thereto that has not been obtained prior to the Closing Date, this Agreement shall not constitute an agreement to assign or otherwise transfer any rights or obligations under such Assigned Contract. In order, however, to seek to provide Buyer the full realization and value of every such Assigned Contract, (a) as soon as practicable after the Closing, Seller and Buyer shall cooperate in all reasonable respects to obtain the consent to the assignment of such Assigned Contract; provided, that neither party shall be required to make any payment or agree to any material undertakings in connection therewith.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.            Closing; Deliveries at Closing.

2.1.         Preparation for Closing. Each of the parties hereto shall use its commercially reasonable good faith efforts to bring about the fulfillment of the conditions precedent contained in this Agreement, including without limitation the obtaining, of all necessary consents, approvals, and waivers for the consummation of the transactions contemplated by this Agreement.

2.2.         Closing. The closing of the transactions (the “Transaction”) contemplated hereby (the “Closing”) shall be held at the offices of the Buyer, on September 3, 2014, or such other date, time and place as shall be agreed upon by the Seller and the Buyer, subject to satisfaction or waiver of the conditions set forth in Sections 5 and 7 hereof (the actual date of the Closing being referred to as the “Closing Date”).

2.3.         Deliveries at Closing. At the Closing, (i) the Buyer shall deliver the Initial Payment and the Registration Rights Agreement specified in Section 5, duly executed by the Company; and (ii) the Seller shall deliver to the Buyer the Registration Rights Agreement and the instruments of conveyance specified in Section 5, duly executed by the Seller.

3.            Representations of Seller. Except as disclosed on Schedule 3, the Seller represents and warrants to the Buyer as follows:

3.1.         Due Incorporation and Good Standing. The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Seller is qualified as a foreign corporation authorized to transact business and is in good standing in the State of Pennsylvania.

3.2.         Authorization; Enforcement; Validity. The Seller has the requisite corporate power and authority to enter into to enter into, execute, deliver, and perform this Agreement, any other agreements relating to the transactions contemplated hereby, any instruments of transfer and conveyance and the Registration Rights Agreement (collectively, with this Agreement, the “Transaction Documents”) to which the Seller is party, and to consummate all transactions contemplated hereby and thereby and has taken all corporate action required by law and its Certificate of Incorporation, bylaws and shareholder agreements to authorize such execution, delivery, and performance. This Agreement is, and each of the other Transaction Documents to which the Seller is a party will, upon execution by a duly authorized officer of Seller, be the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.3.          No Violation or Approval. The execution, delivery, and performance of this Agreement and the other Transaction Documents to which it will be a party and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, (i) the Seller’s Certificate of Incorporation, bylaws, any shareholder agreements or (ii) any statute applicable to it, any agreement to which it is a party or by which it or any of its properties are bound, or (iii) any order, judgment, decree, rule, or regulation of any court or any governmental agency or body having jurisdiction over it or its properties, except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on any of (A) the business, properties, assets, operations, results of operations or financial condition of Seller, taken as a whole, or (B) the authority or ability of Seller to perform its obligations under this Agreement (a “Seller Material Adverse Effect”). Other than filings to be made on or after the Closing Date in connection with the Closing, no consent, approval, order, or authorization of, or declaration or filing with, any governmental authority is required of, and has not been obtained or made by, the Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consent, approval, order, authorization or to make such declaration or filing would not have a Seller Material Adverse Effect.

3.4.          Title to Purchased Assets. The Seller owns, leases, licenses, or has the right to use all of the Purchased Assets and at the Closing Buyer acquire good title or the right to use the Purchased Assets to the Buyer free and clear of all liens, claims, and encumbrances (“Liens”).

3.5.         Intellectual Property.

3.5.1.         Schedule 1.1.2 lists all of the Patents, identifying in each case whether such Patents are owned by the Seller or in-licensed by the Seller and, if in-licensed, whether such in-license is exclusive or non-exclusive, the inventors/authors listed in the application, status, filing date, and issuance/registration/grant date, and prosecution status thereof.

3.5.2.         Seller exclusively owns (both legally and beneficially) all of the rights, title and interest in and to, or is a licensee of, the Patents free from all Liens. The information concerning the Patents set forth in Schedule 1.1.2 is complete and accurate in all material respects. The Seller has not granted any license, consent, permission or other right or privilege under Patents. The Patents listed on Schedule 1.1.2 include all patent rights currently owned or licensed by the Seller or its affiliates relating to the Product. The rights granted by the Seller herein do not conflict with any agreement of the Seller with a third party pertaining to the Patents.

3.5.3.         To the Seller’s Knowledge, the Patents listed on Schedule 1.1.2 are subsisting, in full force and effect, are valid and enforceable, and have not expired or been cancelled or abandoned. To the Seller’s Knowledge, all necessary registration, maintenance and renewal fees currently due have been made, and all necessary documents, recordations and certificates have been filed, for the purposes of maintaining such Patents. The Seller has not received any written notice of invalidity or unenforceability of the Patents, has not received written notice of receipt by the licensor of any written notice of invalidity or unenforceability of the Patents that is licensed to the Seller, and, to the Knowledge of the Seller, no basis exists for invalidity or unenforceability of the Patents that is licensed to the Seller. For the purposes of this Agreement, when used in the case of the Seller, the term “Knowledge” shall mean the actual knowledge of Robert J. Capetola, Ph.D., who is the Chief Executive Officer of the Seller, and all other officers and directors of the Seller.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.5.4.         Neither the Seller nor its affiliates have received any written notice from any third party stating any ground on which any such Patents could be invalidated, precluded from registration (in their current form, in the case of applications), revoked or precluded from enforcement or on which the Seller’s ownership of such Patents could be challenged. None of the Patents is the subject of any litigation, arbitration, opposition or other registry, court or administrative proceeding.

3.5.5.         No licenses, agreements, consents, permissions, estoppels, waivers, obligations or restrictions have been entered into by the Seller which entitle any third party to use, or which affect the ownership or, to the Knowledge of the Seller, enforceability (including without limitation remedies available on successful enforcement), of the Patents, other than this Agreement.

3.5.6.         To the Seller’s Knowledge, no third party is infringing or making unauthorized use of, or has infringed or made unauthorized use of any of the Patents. To the Seller’s Knowledge, none of the activities respecting the Product of the Seller and/or its affiliates infringe or make unauthorized use of, or have in the preceding three years infringed or made unauthorized use of, the intellectual property rights of any third party and the Seller has not received any written notice from any third party that the activities of the Seller or its affiliates with respect to the Product infringe or make unauthorized use of the intellectual property rights of any third party.

3.6.         Regulatory Issues.

3.6.1.         To the Seller’s Knowledge, all of the studies, tests and pre-clinical and clinical trials of the Products conducted prior to, or being conducted as of, the date hereof were conducted, or are being conducted, in accordance with applicable laws in all material respects, and in the case of clinical trials, the then valid Current Good Clinical Practices. The Seller’s registration with any Regulatory Authorities, including the FDA, and the EMA, in respect of the Product, and all supporting documentation, materials, correspondence, and information filed by it with any Regulatory Authorities, is in compliance in all material respects with all applicable laws and all rules applied by such Regulatory Authorities, including with respect to accuracy of filings with such Regulatory Authorities.

3.6.2.         To the Seller’s Knowledge, there are no investigations, inquiries, actions or other proceedings (including without limitation any clinical holds) pending before or threatened by any regulatory or governmental authority with respect to the Product, other than any proceedings to conduct clinical trials or obtain approval of the Product. The Seller has not received written notice threatening any such investigation, inquiry, action or other proceeding (including without limitation any clinical holds) anywhere in the world.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.6.3.         The Seller has disclosed in writing or made available to the Buyer all material information and data (including without limitation all communications with or from the FDA or any other Regulatory Authorities) respecting the results of all pre-clinical and clinical studies of the Product conducted by or on behalf of the Seller including, without limitation, with respect to the status and interim results of ongoing clinical and preclinical studies and approval activities. In addition, none of the information provided or made available to the Buyer has lead the Seller to conclude that the Product will not be approved by the FDA or other Regulatory Authorities; provided that nothing in this Section 3.6.3 constitutes a guarantee that the Product will be approved by the FDA or other Regulatory Authorities.

3.6.4.         There are no monetary obligations owing to Regulatory Authorities with respect to the Product as of the Closing Date.

3.7.         Absence of Certain Changes or Events. Except for the execution and delivery of this Agreement and the transaction contemplated hereby, since March 31, 2014, the Seller has conducted its business in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

3.7.1.         any Seller Material Adverse Effect;

3.7.2.         any damage, destruction or loss (whether or not covered by insurance) with respect to any Purchased Assets;

3.7.3.         any change by Seller in its accounting methods, principles or practices;

3.7.4.         any liability incurred in connection with the Purchased Assets, other than such items incurred or entered into in the ordinary course of business and in a manner consistent with past practice; or

3.7.5.         any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Seller respecting the Purchased Assets other than the sale of inventory in the ordinary course of business and in a manner consistent with past practice and the sale of assets that were replaced by assets of comparable use, quality, quantity and value.

3.8.         Certain Contracts and Arrangements.

3.8.1.         Except as set forth on Schedule 3.8.1, Seller is not a party to nor bound by any written or oral:

3.8.1.1.	contract or any other document respecting any of the Purchased Assets; or

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.8.1.2.	license, whether as licensor or licensee, of any invention (whether patented or not) respecting the Purchased Assets;

3.8.2.         (i) Each contract required to be set forth on Schedule 3.8.1 (including all amendments and modifications thereof) is, to the Seller’s Knowledge, in full force and effect and is legal, valid and binding and enforceable in accordance with its terms against each other party to such contract and (ii) neither the Seller nor to Seller’s Knowledge any other party to any contract required to be set forth on Schedule 3.8.1 is in breach thereof or default thereunder, and to the Knowledge of the Seller no event or circumstance has occurred that with the passage of time or giving of notice is likely to result in a breach or default.

3.8.3.         The Seller has delivered to the Buyer true, correct and complete copies of each contract required to be set forth on Schedule 3.8.1 and provided on Schedule 3.8.1 a true, correct and complete description of all oral contracts required to be set forth on Schedule 3.8.1.

3.9.          Litigation. There is no order or action, suit, litigation, proceeding, arbitration, investigation, review, claim, complaint, petition, investigation or demand (collectively, “Actions”) pending, or to the Knowledge of the Seller, threatened, before any “Governmental Entity” (as defined below) or arbitrator, relating directly or indirectly to (a) the Purchased Assets, (b) the Seller or (c) the transactions contemplated hereunder, except for those proceedings by Regulatory Authorities described in Section 1.1.5 of this Agreement. To the Knowledge of Seller, there exists no factual basis for any such Action “Governmental Entity” means any foreign, domestic, federal, territorial, national, state, multi-state, municipal or other local governmental authority, any executive, legislative, or judicial branch of such authority, any court, official, board, subdivision, agency, department, branch, instrumentality, commission or authority thereof, or any quasi-governmental or private self-regulatory body exercising any regulatory or taxing authority.

3.10.       Compliance with Law, Permits and Licenses. The Seller has complied with all laws applicable to the Seller, except for those failures to comply as would not, individually or in the aggregate, have or reasonably be expected to result in a Seller Material Adverse Effect. Seller has not received any notice of any asserted, and the Seller has no Knowledge of any event or circumstance that with or without the passage of time or the giving of notice or both is likely to result in a, violation of any law, except for those violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Seller Material Adverse Effect.

3.11.       Brokers, Finders, Etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Seller in such manner as to give rise to any valid claim against the Seller or the Buyer for any brokerage or finder’s commission, fee, or similar compensation.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.12.       Investment Intent. The Seller is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Seller’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Seller to hold the Shares for any period of time. The Seller does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

3.13.       Accredited Investor Status. At the time the Seller was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

3.14.       General Solicitation. The Seller is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.15.       Access to Information. The Seller acknowledges that it has reviewed the reports that the Company has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (collectively, the “Disclosure Materials”), and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the merits and risks of acquiring the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the acquisition of the Shares; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the acquisition of the Shares.

3.16.       Tax.

3.16.1.     The Seller has timely filed all tax returns required to be filed and all taxes owed (whether or not shown or required to be shown on such tax returns) have been paid or remitted. All such tax returns were true, complete and correct in all material respects. No portion of any tax return has been the subject of any audit, action, suit, proceeding, claim or examination by any Governmental Entity, and no such audit, action, suit, proceeding, claim, deficiency or assessment is pending or, to the Knowledge of the Seller, threatened. Seller is not currently the beneficiary of any extension of time within which to file any tax return, and the Seller has not waived any statute of limitation with respect to any tax or agreed to any extension of time with respect to a tax assessment, or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where the Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for taxes upon the Purchased Assets other than for taxes not yet due.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.16.2.       The Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor, or other third party.

3.16.3.       No state of facts exists or has existed that would constitute grounds for the assessment against the Buyer, whether by reason of transferee liability or otherwise, of any liability for any tax of anyone other than the Buyer.

3.16.4.       The Seller has timely paid all taxes, and all interest and penalties due thereon and payable by it, for the pre-Closing tax period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset or would result in the Buyer becoming liable or responsible therefor.

3.16.5.       The Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all taxes which arise from or with respect to the Purchased Assets incurred in or attributable to the pre-Closing tax period, the non-payment of which would result in a Lien on any Purchased Asset or would result in the Buyer becoming liable therefor.

3.17.       Insurance. Schedule 3.17 lists the insurance policies maintained by or on behalf of the Seller and respecting the Purchased Assets, indicating the type of coverage, the name of the insured, name of the insurance carrier or underwriter, premium thereon, policy limits and the period of effectiveness of each policy and sets forth a list of (a) all claims asserted under such policies, (b) any coverage denied with respect to such claims, (c) all payments made under such policies to the Seller or third parties with respect to such claims and (d) the deductibles paid with respect to such claims, in each case, for the previous three (3) years. Except as set forth on Schedule 3.17, each of such policies is issued in favor of the Seller and is in full force and effect, no claims have been made thereunder that remain outstanding or that were denied, and no casualty has occurred that is likely to give rise to a claim and for which a claim has not yet been made.

3.18.       Seller Employees.

3.18.1.       Seller: (i) is in compliance in all material respects with all laws relating to the employment of labor, including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, occupational safety and health, workers’ compensation, statutory pension schemes, statutory workers’ compensation schemes and the collection and payment of withholding and/or social security taxes and other taxes; (ii) has withheld and reported all amounts required by law or contract to be withheld and reported with respect to wages, salaries and other payments to all employees of the Seller primarily involved in the operation of the Seller’s business (the “Seller Employees”); (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity or arbitrator having jurisdiction over the Purchased Assets, with respect to unemployment compensation benefits, social security or other benefits or obligations for the Seller Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.18.2.     There are no pending, or to the Seller’s Knowledge, threatened Actions against the Seller under any worker’s compensation policy or long-term disability policy involving any Seller Employee.

3.18.3.     There are no Actions or grievances pending, or, to the Seller’s Knowledge, threatened relating to any labor, safety or discrimination matters involving any Seller Employee, including, charges of unfair labor practices or discrimination complaints.

3.19.       Environmental. The Seller has conducted and is now conducting its operations in compliance in all material respects with all applicable federal, state, and local environmental, health and safety and employee protection laws, rules, regulations, the common law, orders, consent agreements and other legal requirements.

3.20.       Related Party Transactions. Since March 31, 2014, no current or former director, officer, employee or equity holder (or any family member of the foregoing) of the Seller has had a business relationship, other than in their capacity as a director, officer, employee or equity holder, with the Seller or has any interest in any Purchased Asset.

3.21.       Absence of Questionable Payments; Business Relationships.

3.21.1        To the Knowledge of Seller, neither the Seller nor any director, officer, agent or employee of the Seller has (i) used any funds of Seller or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §78dd-2), as amended, or any other applicable foreign, federal, or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

3.21.2        To the Knowledge of Seller, the Seller has not been a customer or supplier or other business relationship with, and is not a party to any contract with, any person organized or domiciled in or that is a citizen of, any country (including any Governmental Authority within any such country) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 – Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit, or Support Terrorism

3.22.       Disclosure.

3.23.        No representation or warranty by the Seller contained in this Agreement, the Schedules, the Exhibits hereto nor any written statement or certificate furnished or to be furnished by the Seller to the Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.23.       Solvency.

3.23.1.      The Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated hereby. As used in this Section, “insolvent” means the sum of the debts and other probable liabilities of the Seller exceeds the present fair saleable value of the Seller’s assets.

3.23.2.      Immediately after giving effect to the consummation of the transactions contemplated hereby: (i) the Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) the Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) the Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened Actions, final judgments against the Seller in Actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such Actions and the earliest reasonable time at which such judgments might be rendered) as well as all other liabilities of the Seller.

3.24.       Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3, NEITHER SELLER NOT ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF (i) MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (ii) THE LIKELIHOOD OF OBTAINING REGULATORY APPROVAL FOR THE PRODUCT, OR (iii) THE PROBABLE SUCCESS OR PROFITABILITY OF THE PRODUCT.

4.             Representations of Buyer. The Buyer represents and warrants to the Seller as follows:

4.1.         Due Incorporation and Good Standing. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Buyer is qualified as a foreign corporation authorized to transact business and is in good standing in the State of New Jersey.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.2.         Authorization; Enforcement; Validity. The Buyer has the requisite corporate power and authority to enter into, execute, deliver, and perform this Agreement and the other Transaction Documents to which it is a party and to consummate all transactions contemplated hereby and thereby and has taken all action required by law and its Certificate of Incorporation and bylaws to authorize such execution, delivery, and performance. This Agreement is, and each of the other Transaction Documents to which the Buyer is a party, will, upon execution thereof by a duly authorized officer thereof, be the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3.         No Violation or Approval. The execution, delivery, and performance of this Agreement and the other Transaction Documents to which it will be a party and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, the Buyer’s Certificate of Incorporation and bylaws, any agreement to which it is a party or by which it or any of its properties are bound, or any order, judgment or decree, of any court or any governmental agency or body having jurisdiction over it or its properties; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on any of (A) the business, properties, assets, operations, results of operations or financial condition of Seller, taken as a whole, or (B) the authority or ability of the Buyer to perform its obligations under this Agreement (a “Buyer Material Adverse Effect”). No consent, approval, order, or authorization of, or declaration or filing with, any governmental authority or other entity is required of, and has not been obtained or made by, the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than (i) where the failure to obtain such consent, approval, order, authorization or to make such declaration or filing would not have a Buyer Material Adverse Effect, (ii) the filings required by U.S. federal securities law, including the filing with the U.S. Securities and Exchange Commission (the “Commission”) of one or more registration statements in accordance with Section 2 of the Registration Rights Agreement, (iii) filings required by state securities laws, and the timely filing of a Notice of Sale of Securities on Form D with the Commission, and (iv) those that have been or will be made or obtained prior to the Closing Date.

4.4.         Issuance of Securities. The shares of Common Stock comprising a portion of the Purchase Price (the “Shares”) have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances, other than restrictions on transfer under applicable securities laws.

4.5.         Certain Registration Matters. Assuming the accuracy of the Seller’s representations and warranties set forth in Sections 3.12-3.15, no registration under the Securities Act is required for the issuance and sale of the Shares by the Company to the Seller hereunder.

4.6.         Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Seller or the Buyer for any brokerage or finder’s commission, fee, or similar compensation.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.7.         Buyer SEC Documents; Financial Statements. Since December 31, 2012, the Buyer has filed with or otherwise furnished to (as applicable) the Securities and Exchange Commission (the “SEC”) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Buyer SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Buyer SEC Documents (i) did not at the time each such document was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, in each case as in effect on the date each such document was filed. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the reports filed by the Buyer with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Buyer (including, in each case, any notes thereto) included in or incorporated by reference into the Buyer SEC Documents (collectively, the “Buyer Financial Statements”) (x) complied as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (y) were prepared in conformity with GAAP (as in effect in the United States on the date of such Buyer Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that were not (or will not be) material in amount or effect) and (z) present fairly, in all material respects, the financial position of the Buyer and its consolidated subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that were not (or will not be) material in amount or effect).

4.8.         Disclosure. No representation or warranty by the Buyer contained in this Agreement, the Schedules, the Exhibits hereto nor written statement or any certificate furnished or to be furnished by the Buyer to the Seller under this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.            Compliance With Securities Laws.

5.1.         Restriction on Transfer. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company or to an “Affiliate” (as defined in Rule 144(a)(1) promulgated under the Securities Act) of the transferor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

5.2.         Restrictive Legend. The certificate(s) representing the Shares, until such time as they are not required under Section 5.3, shall bear the following or substantially similar restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR ANY SUCH SECURITIES MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

5.3.         Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.2): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement), (ii) following a sale of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) while such Shares are eligible for sale under Rule 144(b)(1) promulgated by the Commission pursuant to the Securities Act or (iv) as soon as reasonably practicable following the receipt by the Company of a written request from the holder thereof; provided that the request is received at least six month’s following the date that such Shares are issued pursuant to this Agreement. Following such time as restrictive legends are not required to be placed on certificates representing the Shares pursuant to the preceding sentence, the Company will, no later than ten (10) days following the delivery by the holder to the Company or the Company’s transfer agent of a certificate representing Shares containing a restrictive legend, deliver or cause to be delivered to such holder a certificate representing such Shares that is free from all restrictive and other legends.

6.            Conditions Precedent to the Obligations of Buyer. The obligations of the Buyer to purchase the Purchased Assets and to consummate the other transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived by the Buyer at the Closing:

6.1.         Representations and Warranties. The representations and warranties made by the Seller in this Agreement (including the Exhibits and Schedules hereto), except for those specifically made as of a particular date, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.2.         Bill of Sale, Assignment and Assumption Agreement. The Seller shall have executed and delivered a bill of sale (“Bill of Sale”) in the form attached hereto as Exhibit 6.2(a) and an assignment and assumption agreement (“Assignment and Assumption Agreement”) in the form attached hereto as Exhibit 6.2(b) conveying to the Buyer all of the Purchased Assets and transferring to the Buyer the Assigned Contracts to be assumed and assigned to the Buyer as of the Closing Date.

6.3.         Registration Rights Agreement. The Seller shall have executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”) in the form attached hereto as Exhibit 6.3.

6.4.         Patents. The Seller shall have executed and delivered to the Buyer an Assignment of Patents in the form attached hereto as Exhibit 6.4 assigning the Patents to the Buyer.

6.5.         No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

6.6.         Performance. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

6.7.         Letters to Regulatory Authorities. The Seller shall have delivered to the Buyer a letter(s) from the Seller to any and all Regulatory Authorities, duly executed by the Seller, transferring, or notifying such Regulatory Authorities of the transfer of, as appropriate, the rights to the Purchased Assets to Buyer, in forms reasonably satisfactory to Buyer (which shall be similar in form and substance to the letter set forth on Exhibit 6.7).

6.8.         Letters to Third Party Vendors. The Seller shall have delivered to the Buyer a letter(s) from the Seller to any and all third party vendors or contract manufacturers listed on Schedule 1.1.14, duly executed by the Seller, notifying such parties of the transfer of the rights to the Purchased Assets to Buyer, in forms reasonably satisfactory to Buyer.

6.9.         Releases of Encumbrances. The Seller shall have obtained and delivered to the Buyer lien releases from any and all parties that have any Liens on any of the Purchased Assets, including, without limitation, duly executed termination statements which, when filed with the appropriate Regulatory Authorities, will terminate all financing statements or other Liens on the Purchased Assets.

6.10.      General. The Buyer shall have received counterpart originals, or certified or other copies, of all documents, including without limitation records of corporate proceedings, that it may reasonably request in connection therewith.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.            Conditions Precedent to Obligations of Seller. The Seller’s obligations to sell the Purchased Assets to the Buyer and to consummate the other transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived by the Seller at or prior to the Closing:

7.1.         Representations and Warranties. The representations and warranties made by the Buyer in this Agreement, except for those specifically made as of a particular date, shall be true and correct in all material respects as of the Closing Date.

7.2.         Payment Acknowledgment, Assignment and Assumption Agreements. The Buyer shall have paid the Initial Payment to the Seller and shall have executed and delivered to the Seller the Assignment and Assumption Agreement.

7.3.         Registration Rights Agreement. The Buyer shall have executed and delivered the Registration Rights Agreement.

7.4.         No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.5.         Performance. The Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

7.6.         Letters to Regulatory Authorities. The Buyer shall have delivered to the Seller a letter(s) from the Buyer to any and all applicable Regulatory Authorities, duly executed by the Buyer, assuming responsibilities for ongoing obligations related to the Purchased Assets, in forms reasonably satisfactory to Seller.

8.            Covenants of the Parties.

8.1.         Access to Premises, Information, and Contracting Parties. From and after the date hereof, through the Closing Date, the Seller will permit the Buyer and its authorized representatives to have reasonable access during normal operating hours to the Records in possession of the Seller respecting the Product. In addition, prior to or after the Closing Date, the Seller will permit authorized representatives and professionals of the Buyer reasonable access during normal operating hours to all management personnel, offices, and books and records of the Seller respecting the Product, and the Buyer shall (at its expense) be permitted to make abstracts from, or copies of, all such books and records. The Seller shall reasonably cooperate with the Buyer to assist the Buyer to contact counterparties to the Seller’s material contracts related to the Product, including manufacturers, packagers, and licensors.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.2.         Preservation of Purchased Assets Prior to Transfer of Purchased Assets. Prior to the transfer of the Purchased Assets to the Buyer, the Seller will not (a) license, sell, or lease or enter into any contract for the license, sale, or lease of any Purchased Asset to any person or entity, or (b) amend, terminate, or modify any material licenses, registrations, or applications of or respecting the Patents or the Product. The Seller will operate its business with respect to the Product in the usual, regular, and ordinary course of business in all material respects.

8.3.         Confidential Information. Each party shall treat in confidence all documents, materials, and other information obtained (whether obtained before or after the date of this Agreement) regarding the other party, its business or assets during the course of the negotiations of the transactions contemplated hereby and the preparation of this Agreement, the Transaction Documents, and other related documents (“Confidential Information”). The term “Confidential Information” shall not include any (a) information which is or becomes public or available to the general public otherwise than through a breach of the terms of this Agreement; (b) information obtained by the receiving party on a non-confidential basis from a third party who was not known to the receiving party to be prohibited from disclosing such information pursuant to a legal, contractual or fiduciary obligation to the disclosing party; (c) information developed independently by the receiving party without use of information of the disclosing party as shown by the receiving party’s written evidence; or (d) information which the receiving party is lawfully required to disclose by law, rule, applicable regulation, interrogatories, subpoenas, civil investigative demands or other similar legal process, stock exchange rules or disclosure requirement of a governmental authority, provided that the receiving party shall promptly notify the disclosing party of such requirement, shall disclose only that portion of the Information which, based on the written opinion of its counsel, is legally required to be disclosed, and shall use its best efforts to obtain confidential treatment for such Information; or (e) information approved for release by written authorization of the disclosing party. Confidential Information shall not be communicated to any third person (other than to each party’s respective counsel, accountants, financial advisors, and investors and other necessary parties on a “need to know” basis only). No party shall use any Confidential Information in any manner whatsoever except solely for the negotiations of the transactions contemplated hereby and the purposes of this Agreement; provided, however, that, after the Closing, the Buyer may use or disclose any Confidential Information included in the Purchased Assets. After the Closing, (i) all Confidential Information relating to the Purchased Assets shall be deemed to be the Confidential Information of the Buyer for purposes of this Section 8.3 and shall be held in confidence by the Seller and its affiliates after the Closing Date pursuant to the requirements set forth herein; and (ii) all Confidential Information relating to the Purchased Assets that is retained by the Seller after the Closing Date shall be maintained in confidence by the Seller and its affiliates in the same manner as the Seller and its affiliates treat their other confidential information.

8.4.         No Public Announcement. Except as provided herein, neither the Seller nor the Buyer shall, without the approval of the other, make any press release or other public announcement regarding the transactions contemplated by this Agreement, except as and to the extent that any such party is so obligated by applicable law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (i) implement the provisions of this Agreement; or (ii) comply with accounting obligations or applicable law or judicial process. Upon closing of the transactions hereunder, the Buyer shall have the right to issue a press release, which is in form and substance reasonably acceptable to the Seller.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.5.         Satisfaction of Excluded Liabilities and Assumed Liabilities. After the Closing, the Seller shall pay, perform and discharge, or otherwise satisfy, when due all of the Excluded Liabilities and the Buyer shall pay, perform and discharge, or otherwise satisfy, when due all of the Assumed Liabilities.

8.6.         Survival of Representations and Warranties. The representations and warranties set forth in this Agreement (and in any Schedule or Exhibit attached hereto or certificate delivered in connection with the Closing) will be true and correct as of the time of Closing, but shall not survive after the Closing, except that the representations and warranties contained in Sections 3.1, 4.1, and 4.4 shall be true and correct as of the time of Closing and shall survive until the expiration of the applicable statute of limitations period. For clarification, no representation or warranty shall be required to be maintained as true and correct after the Closing. The covenants and obligations set forth in this Agreement, and the Seller’s obligations with respect to the Excluded Liabilities will survive the Closing until fully performed in accordance with their terms. All claims for actual fraud shall survive the Closing hereunder until barred by the applicable statute of limitations.

8.7.         Tax Reporting. The parties intend for the consummation of the transactions contemplated by this Agreement to qualify as to the Seller and its shareholders as a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. Each party agrees to not take any position inconsistent with this tax treatment in any returns, reports, or other filings it may make with the Internal Revenue Service.

8.8.         Liquidation. The Seller shall liquidate and dissolve no later than 12 months after the Closing, and pursuant to such liquidation and dissolution, shall distribute, after the payment of any liabilities, to its shareholders all of the Purchase Price and any Excluded Assets (the “Liquidation”). The shareholders of the Seller shall be responsible for the preparation and the timely filing of all Tax Returns of the Seller. The sale and assignment of the Purchased Assets pursuant to this Agreement and the Liquidation are intended to constitute integrated steps in a single “plan of reorganization” within the meaning of Treas. Reg. §§ 1.368-2(g) and 1.368-3, which plan of reorganization the parties hereby adopt by executing this Agreement.

9.            Limitations on Liability.

9.1.         Definitions. For the purposes of this section, the following terms shall have the following meanings:

9.1.1.         “Claim” means any actual or threatened civil, criminal, administrative, regulatory, arbitral or investigative inquiry, action, suit, investigation or proceeding and any claim or demand resulting therefrom or any other actual or threatened claim or demand of whatever nature or kind.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.1.2.         “Losses” means all damages, fines, penalties, deficiencies, losses, liabilities (whether accrued, actual, contingent, latent or otherwise), costs, fees and expenses (including interest, court costs and reasonable fees and expenses of lawyers, accountants and other experts and professionals).

9.2.         Limitation. Other than with respect to any Claims for fraud, the Seller’s liability for all Claims made or Losses incurred, by the Buyer directly or indirectly relating to the provisions of this Agreement or the transactions contemplated hereunder, whether at law, under any statute or in equity (including Claims for contribution or other rights of recovery arising under any applicable law, Claims for breach of contract, breach of representation and warranty, negligent representation and all Claims for breach of duty), or otherwise, shall not exceed the Purchase Price.

10.          Miscellaneous.

10.1.      Notices. All notices, demands, consents or other communications which any party may be required or may desire to give under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt if mailed by certified mail, return receipt requested, postage prepaid, (ii) one business day after prepaid deposit with a reputable overnight delivery service, or (iii) upon receipt if delivered by telecopy or email, the receipt of confirmation by sender being conclusive evidence of such receipt, in any case to the party to whom the same is so given or made at the address of such party as set forth below.

To Seller:                                          Hy BioPharma, Inc.

2500 York Road

Jamison, Pennsylvania 18929

Facsimile: 215-918-3339

Email: rcapetola@yahoo.com

Attention: Robert J. Capetola, CEO

with a copy to:                                 Buchanan Ingersoll & Rooney PC

Two Liberty Place

50 S. 16th Street, Suite 3200

Philadelphia, PA 19102-2555

Facsimile: (215) 665-8760

Email: brian.north@bipc.com

Attn: Brian S. North

To Buyer:                                         Soligenix, Inc.

29 Emmons Drive

Suite C-10 Princeton, NJ 08540

Facsimile: (609) 452-6467

Email: cschaber@soligenix.com

Attn: Christopher J. Schaber, Ph.D., President and CEO

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

with a copy to:                                 Duane Morris LLP

200 South Biscayne Blvd., Suite 3400

Miami, Florida 33131-2318

Facsimile: 305-397-1882

Email: ljcroland@duanemorris.com

Attention: Leslie J. Croland

Notice to a party’s counsel only will not constitute notice to such party.

10.2.       Risk of Loss. The risk of loss or damage to the Purchased Assets shall be upon the Seller at all times prior to the Closing.

10.3.       Entire Agreement. The agreement of the parties that is comprised of this Agreement, the Exhibits and Schedules hereto, and the other documents referred to herein sets forth the entire agreement and understanding between the parties and supersedes any prior written agreement or understanding and any prior or contemporaneous oral agreement or undertaking relating to the subject matter of this Agreement, except as specifically contemplated by Sections 10 and 13 of the Option Agreement. This Agreement may not be amended or modified except by a written agreement duly executed by each of the parties hereto.

10.4.       Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Seller and the Buyer. This Agreement and any rights hereunder shall not be assigned or transferred by any party hereto without the prior written consent of the other party.

10.5.       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

10.6.       No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein or in any Schedule or Exhibit attached hereto.

10.7.       No Liability of Officers and Directors. The parties hereto acknowledge that any individual executing this Agreement or any certificates or other documents contemplated by this Agreement on behalf of the Buyer or the Seller do so on behalf of such entities and not in their individual capacities. As such, no officer, director, employee, or agent of the Buyer or the Seller shall have any liability hereunder.

10.8.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

10.9.       Headings. The headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Agreement.

{signature page follows}

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed under seal by their respective duly authorized officers as of the day and year first written above.

Hy BioPharma, Inc.

By:	/s/ Robert J. Capetola
Name:	Robert J. Capetola, Ph.D.
Title:	CEO

Soligenix, Inc.

By:	/s/ Christopher J. Schaber
Name:	Christopher J. Schaber, Ph.D.
Title:	President and CEO

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1.2

PATENTS

    Issued Patents
a.	Use of Photo-activated Hypericin (U.S. Patent 6,001,882) - Expires 2022 with 5-year extension; Covers CTCL and Psoriasis (Hy BioPharma does not own this patent. Rights under this patent are covered by the License Agreement dated July 23, 2006, as amended on January 18, 2013 and April 17, 2014, among the Seller, New York University and Yeda Research and Development Company Ltd.)

b.	Methods of Preparing Hypericin (U.S. Patent 8,629,302) – Expires 2029.

    Patent Applications
a.	European Patent Application (11777830.8), 4/20/2011; Formulations and Methods of Treatment of Skin Conditions*

b.	U.S. Non-Provisional Application Serial No. 13/605,902, filed November 2, 2012 and claiming priority to U.S. Provisional Application Serial No. 61/331,131 filed May 4, 2010 and PCT/US2011/033161 filed April 20, 2011*

_______________

* [*****].

.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1.7

PRECLINICAL TESTING, STUDIES AND CLINICAL TRIALS

[*****]

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1.12

ASSIGNED CONTRACTS

  License Agreement dated July 23, 2006, as amended on January 18, 2013 and April 17, 2014, among the Seller, New York University and Yeda Research and Development Company Ltd.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1.13

INVENTORY

None.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1.1.14

Vendors

Frontage Laboratories

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

The Seller is not qualified as a foreign corporation authorized to do business in the Commonwealth of Pennsylvania and is not in good standing in the Commonwealth of Pennsylvania.

[*****]

The Seller has not made royalty payments due under the License Agreement identified in Schedule 1.1.12 in the aggregate amount of $100,000.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3.8.1

CONTRACTS RELATING TO PURCHASED ASSETS

License Agreement dated July 23, 2006, as amended on January 18, 2013 and April 17, 2014, among the Seller, New York University and Yeda Research and Development Company Ltd.

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3.17

INSURANCE

None.